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                                                                    EXHIBIT 10.5

                             REVOLVING CREDIT LINE

$2,000,000                                                      Denver, Colorado
                                                                July 31, 1997


     FOR VALUE RECEIVED, the undersigned, TCI MUSIC, INC., a Delaware corporation (the "Borrower"), promises to pay to the order of TCI COMMUNICATIONS, INC., a Delaware corporation (the "Company"), no later than 180 days after the date of this Note (the "Maturity Date"), the lesser of (i) the principal sum of Two Million Dollars ($2,000,000) or (ii) the aggregate unpaid principal amount of all loans made by the Company to the Borrower pursuant to this Revolving Credit Note. The Borrower further promises to pay to the order of the Company interest on the unpaid principal hereof from time to time outstanding at the rate of 10 percent per annum compounded annually and calculated based on actual days elapsed. Accrued interest shall be payable on or before the first day of each calendar quarter, beginning with the calendar quarter commencing on October 1, 1997. Principal of and interest accruing on this Note shall be prepayable at any time without penalty or premium. Prepayments shall be applied first to accrued interest, then to outstanding principal.

     All payments (including prepayments of principal and interest hereunder) shall be due and payable in United States Dollars at 1:00 p.m., Denver, Colorado time, on the day when due. All payments shall be made to the Company at its office located at 5619 DTC Parkway, Englewood, Colorado, or at such other office as the Company may designate, in immediately available funds without setoff, counterclaim or other deduction of any nature.

     If any payment or principal or interest hereunder shall become due and payable on a day which is not a Business Day (defined as any day on which commercial banks located in New York City are not authorized or required to close), such payment shall be made on the next following Business Day and such extension of time shall be included in computing interest in connection with such payment.

     So long as the Company is the holder of this Note, the unpaid principal balance hereof and the interest accrued hereto shall be determined from the records of the Company, absent manifest error.

     In the event Borrower fails timely to pay any amount due, payment of the entire amount of principal and interest may be accelerated at the option of the Company. If the Company takes any action to collect such amounts, then Borrower shall pay on demand all costs and expenses of the Company and its agents connected with such action, including but not limited to reasonable legal fees.

     To the extent permitted by law, the Borrower hereby expressly waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default, or enforcement of the Note and an action for amounts due hereunder or thereunder shall immediately accrue.

     The Company intends to conform to all applicable laws in effect from time to time limiting the maximum rate of interest that may be charged or collected. Accordingly, notwithstanding any other provision of this Note, the Borrower shall not be required to make any payment to the Company, and the Company shall refund any payment made by the Borrower, to the extent that such requirement or such failure to refund would violate applicable laws limiting the maximum amount of interest which may be charged or collected by the Company.
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     This Note shall be governed by, and construed and enforced in accordance with, the laws of the State of Colorado without regard to principals of conflict of laws.

                                   TCI MUSIC, INC.

                                   By: /s/ David B. Koff
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                                   Title: CEO
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                                   By: /s/ Barney Schotters
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                                   Title: Executive Vice President
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